QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on July 30, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLICK COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4088644 (I.R.S. Employer Identification No.)
200 East Randolph Drive, Suite 4900 Chicago, Illinois 60601 (Address of principal executive offices, including zip code)
Amended and Restated Click Commerce, Inc. Directors' Stock Option and Stock Award Plan (Full title of the plan)

Michael W. Nelson
Chief Financial Officer
Click Commerce, Inc.
200 East Randolph Drive, Suite 4900
Chicago, Illinois 60601
(312) 482-9006
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Stock, par value $.001 per share	500,000	$1.88	$940,000	$76.05

(1)
Pursuant to Rule 416 of the Securities Act of 1933, also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933 and based on the average of the last sale reported of a share of Common Stock as reported on the NASDAQ National Market on July 28, 2003.

(3)
This Registration Statement registers additional shares of Common Stock issuable pursuant to the same employee benefit plan for which a Registration Statement on Form S-8 (Registration No. 333-54432), filed on September 25, 2001, is currently effective. Accordingly, pursuant to Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.

EXPLANATORY NOTE

        We are filing this registration statement to register an additional 500,000 shares of our Common Stock par value $.001 per share for issuance under the Amended and Restated Click Commerce, Inc. Directors' Stock Option and Stock Award Plan (the "Plan"). The increase in the number of shares authorized for issuance under the Plan was approved by our stockholders at our 2003 annual meeting of stockholders which was held on May 2, 2003. We previously filed a Registration Statement on Form S-8 (Registration No. 333-54432) with the Securities and Exchange Commission on September 25, 2001 to register 500,000 shares of our Common Stock for issuance under the predecessor to the Plan. The number of shares of our Common Stock previously registered was subsequently adjusted to 100,000 pursuant to a 1-for-5 reverse stock split of our Common Stock which was effective as of September 4, 2002. In accordance with General Instruction E to Form S-8, the contents of our prior registration statement are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

        We incorporate by reference the following documents:

  (a)
  Our Annual Report on Form 10-K for the year ended December 31, 2002 which was filed on March 31, 2003, including portions of our definitive proxy statement for our 2003 annual meeting of stockholders incorporated therein by reference;

  (b)
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 which was filed on May 14, 2003;

  (c)
  Our Current Report on Form 8-K which was filed on March 7, 2003;

  (d)
  Our Current Report on Form 8-K which was filed on March 28, 2003, as amended by our Current Report on Form 8-K/A which was filed on May 28, 2003;

  (e)
  Our Current Report on Form 8-K which was filed on April 15, 2003;

  (f)
  Our Current Report on Form 8-K which was filed on May 2, 2003;

  (g)
  Our Current Report on Form 8-K which was filed on July 25, 2003; and

  (h)
  The description of our Common Stock contained in the Form 8-A filed by us on June 22, 2000.

        If we file any documents with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, then those documents shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

        The validity of the shares of our Common Stock offered hereby will be passed on for us by McDermott, Will & Emery. Mark A. Harris, a partner in McDermott, Will & Emery, is the beneficial owner of 1905 shares of our Common Stock.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Legal opinion of McDermott, Will & Emery
10.1	Amended and Restated Click Commerce, Inc. Directors' Stock Option and Stock Award Plan
23.1	Consent of KPMG LLP
23.2	Consent of McDermott, Will & Emery (included in the opinion filed as Exhibit 5.1)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, this 30th day of July, 2003.

CLICK COMMERCE, INC.
By:	/s/ MICHAEL W. NELSON Michael W. Nelson Chief Financial Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Click Commerce, Inc., hereby severally constitute Michael W. Ferro, Jr. and Michael W. Nelson, and each of them alone, our true and lawful attorneys with full power to them, and each of them alone, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the registration statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Click Commerce, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to the registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated this 24th day of July, 2003.

Signature	Title

/s/ MICHAEL W. FERRO, JR. Michael W. Ferro, Jr.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
/s/ MICHAEL W. NELSON Michael W. Nelson	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ WILLIAM J. DEVERS, JR. William J. Devers, Jr.	Director
/s/ EMMANUEL A. KAMPOURIS Emmanuel A. Kampouris	Director
/s/ ANDREW J. MCKENNA Andrew J. McKenna	Director
/s/ JOHN F. SANDNER John F. Sandner	Director
/s/ EDWINA D. WOODBURY Edwina D. Woodbury	Director

QuickLinks

EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY